Exhibit 10.4

Quantum Energy, Inc.

MUTUAL RESCISSION AGREEMENT

  This Agreement of mutual rescission of a contract made and entered into this 15th day of January, 2018, by and between Mountain Top Properties, Inc. (“MTPP”) and Quantum Energy, Inc. (“QEGY”).

  QEGY and MTPP hereby mutually acknowledge and agree that:

1.	On July 14, 2016, the parties entered into a Contribution Agreement which is attached and marked Exhibit A (the “Contribution Agreement”).

2.	The parties to the Contribution Agreement and to this agreement of mutual rescission wish to rescind the Contribution Agreement and to grant each other a Mutual Release.

3.	Therefore, in consideration of the mutual covenants of the parties, the parties hereby rescind the Contribution Agreement effective as of this day first written above.

4.	Further, by this mutual rescission MTPP agrees to the immediate cancellation and surrender of the stock certificates representing5,000,000 shares of QEGY common stock and to the imposition of a stop transfer order with the QEGY transfer agent as to those shares and certificates.

5.	Further, the Parties agree to defend, indemnify and hold harmless the other from and against any and all costs, expenses and liability which may in any way result in connection with the Contribution Agreement other than any such liabilities resulting from gross negligence or willful misconduct.

6.	Further, except as herein otherwise agreed, each Party hereby irrevocably and unconditionally releases, acquits and forever discharges the other and each of their present and former agents, directors, officers, employees, representatives, attorney, and members of its governing board, and all persons acting by, through, under or in concert with any of them from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney’s fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort, or any federal, state or other governmental statute, regulation, or ordinance (hereinafter “Claim” or “Claims”), which each Party at any time hereinafter may have, own or hold, or claim to have, own or hold against the other Party. This paragraph shall have no applicability to Claims, if any, based totally on events occurring after the date of this Agreement

7.	This agreement of mutual rescission shall be binding upon the parties, their successors, assigns and personal representatives. Neither party shall have any further rights or duties thereunder.

  This Agreement contains the entire understanding of the parties hereto relating to the subject matter herein contained, and can be changed only by a writing signed, by both parties hereto.

  This Agreement shall be governed by and construed in accordance with the substantive law of the State of Nevada without regard to choice of law principles.

  IN WITNESS HEREOF, the parties have signed this agreement as of the day and year first set forth above.

QUANTUM ENERGY, INC.		MOUNTAIN TOP PROPERTIES, INC.

By		By
	Stanley F. Wilson		Alfonso Knoll

SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE is made and entered into this 15th day of January, 2018, by and between STANLEY F. WILSON (hereinafter “SFW”) and MOUNTAIN TOP PROPERTIES, INC. (hereinafter “MTPP” and collectively referred to as the “Parties”).

 WITNESSETH:

WHEREAS, the Parties desire to settle fully and finally all differences arising out of their dealings involving Quantum Energy, Inc.;

NOW, THEREFORE, in consideration of the mutual promises herein contained, it is agreed as follows:

FIRST: Non-Admission of Liability.

This Settlement Agreement and Mutual General Release shall not in any way be construed as an admission by the Parties that MTPP or SFW or its agents have acted wrongfully with respect to any other person or Party, and the Parties specifically disclaim any liability to or wrongful acts against any other person or Party on the part of MTPP, SFW or their agents.

SECOND: No Other Claims.

The Parties covenant and represent that they have not filed any complaints or charges or lawsuits against the other with any governmental agency or any court.

THIRD: Benefits.

(1) In the event that MTPP executes a Rescission Agreement with Quantum Energy, Inc., then in that event, SFW shall deliver 1,750,000 shares of Quantum Energy, Inc. common stock to MTPP at the earliest convenience but in no event later than 10 days from the date of this Agreement.

(2) The parties agree not to disparage, ridicule or defame any other party to this agreement.

FOURTH: Severability.

The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain in full force and effect.

FIFTH: Complete Release by All Parties.

(1)	Except as herein otherwise agreed, each Party hereby irrevocably and unconditionally releases, acquits and forever discharges the other and each of their present and former agents, directors, officers, employees, representatives, attorney, and members of its governing board, and all persons acting by, through, under or in concert with any of them from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney’s fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort, or any federal, state or other governmental statute, regulation, or ordinance (hereinafter “Claim” or “Claims”), which each Party at any time hereinafter may have, own or hold, or claim to have, own or hold against the other Party. This paragraph shall have no applicability to Claims, if any, based totally on events occurring after the date of this Agreement.

(2)	Except as herein otherwise agreed, each Party hereby irrevocably and unconditionally releases, acquits and forever discharges the other from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected as of the date of the execution of this Agreement, by reason of any act or omission concerning any matter, cause, or thing.

SIXTH: Knowing and Voluntary Waiver by the Parties.

For the purpose of implementing a full and complete release, the parties expressly acknowledge that this Settlement Agreement and Mutual General Release is intended to include in its effect, without limitation, all claims which the parties do not know of or suspect to exist at the time of execution hereof, and that this Settlement Agreement and Mutual General Release contemplates the extinguishment of any such claim or claims.

SEVENTH: Confidentiality.

The parties represent and agree that they will keep the terms and amount of this Settlement Agreement and General Release completely confidential. Except in response to an order of a Court of competent jurisdiction, a subpoena issued by a state or federal government agency, or as necessary to enforce the terms of this Agreement, no information concerning this Settlement Agreement and Mutual General Release will be disclosed to anyone. Each party may however, disclose the terms of this Agreement to her immediate family and other professional representatives. If asked, each party will respond that the matter has been resolved.

EIGHTH: Consultation with Counsel.

SFW and MTPP represent and acknowledge that they have discussed this Settlement Agreement and Mutual General Release with their respective attorney, that each has carefully read and fully understands all of the provisions of this Settlement Agreement and Mutual General Release, that each has been advised with respect to said provision and that each is voluntarily entering into this Settlement Agreement and Mutual General Release.

NINTH: Indemnification.

The parties hereby agree to indemnity and hold each other harmless from and against any and all loss, costs, damages, or expenses, including, without limitation, attorneys’ fees incurred by the other, arising out of any breach of this Settlement Agreement and Mutual General Release or the fact that any representation made herein was false when made. The parties agree that any dispute regarding an alleged breach of this Agreement shall be resolved through final and binding arbitration through the auspices of the American Arbitration Association (“AAA”). The parties agree that any arbitration under this provision shall be heard by a single arbitrator, shall be conducted according to the rules and regulations of AAA then in effect, and shall take place in Maricopa County, Arizona. The parties further agree that the prevailing party in any such arbitration shall be awarded their reasonable attorneys’ fees and costs, and that the award of the arbitrator shall be final and binding.

TENTH: Sole and Entire Agreement.

This Settlement Agreement and General Release contains the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. The terms of this Settlement Agreement are contractual and not a mere recital.

ELEVENTH: Amendments.

For the purposes of this Settlement Agreement and General Release, neither party shall be deemed the writer of this document and they may not amend, revise or modify in whole or in part, the provisions set forth herein, except pursuant to a separate writing agreed upon and signed by both parties.

TWELFTH: Execution.

This Agreement may be executed in counterparts, each of which shall be deemed an original for purposes of authentication, evidentiary validity, and in governance of all the parties hereto.

THIRTEENTH: Attorney Fees.

In entering into this agreement, the parties acknowledge that each side is to bear their own attorneys’ fees, and costs of litigation, and that no claim for such may be made at any subsequent time.

Executed and effective as of the date first above written.

Stanley F. Wilson

Mountain Top Properties, Inc.

By
Alfonso Knoll